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                                                                    Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85355) of Sento Corporation and in the related Prospectus of our report dated April 19, 2001, except for the third paragraph of note 5 as to which the date is May 23, 2001, with respect to the consolidated financial statements of Sento Corporation included in this Annual Report (Form 10-KSB) for the year ended March 31, 2001.

                                          /s/ Ernst & Young LLP

Salt Lake City
June 15, 2001